UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 6, 2013

NIC INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26621	52-2077581
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061
(Address of principal executive offices, including zip code)

(877) 234-3468
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.06          MATERIAL IMPAIRMENTS

The information under Item 8.01 below is incorporated by reference to this Item.

ITEM 8.01          OTHER EVENTS

Update Regarding Discussions with the Commonwealth of Pennsylvania

As previously disclosed by NIC Inc. (the “Company”) in Note 1 in the Notes to Unaudited Consolidated Financial Statements in the Company’s Form 10-Q for the quarterly period ended June 30, 2013, filed with the SEC on August 1, 2013, the Company has not collected amounts due from the Commonwealth of Pennsylvania (the “Commonwealth”) totaling approximately $5.1 million for eGovernment services provided by the Company’s subsidiary, Pennsylvania Interactive, LLC, from January 1, 2013 to June 30, 2013.  Due to recent developments, including discussions with Commonwealth officials, on September 6, 2013, the Company elected not to pursue collection of outstanding accounts receivable from the Commonwealth and to record a non-cash pre-tax charge of approximately $5.1 million (approximately $0.05 per share on an after-tax basis) in the third quarter of 2013 to write off amounts due from the Commonwealth.  The Company does not believe this impairment charge will result in any future cash expenditures required to be estimated pursuant to Item 2.06(c), and currently expects to meet or exceed the high end of its previously issued total revenues and earnings estimates for the 2013 fiscal year.

The Company continues to operate in good faith and provide eGovernment services under the contract with the Commonwealth, but will not recognize revenues under the contract subsequent to June 30, 2013 until the contract has become self-funded, which the Company currently expects to occur in the fourth quarter of 2013.

Cautionary Statement Regarding Forward-Looking Information

Any statements contained in this Form 8-K that do not relate to historical or current facts constitute forward-looking statements. These statements include statements regarding the Company’s potential financial performance for the current fiscal year, statements regarding the planned implementation of new portal contracts and statements regarding continued implementation of NIC’s business model and its development of new products and services.  Forward-looking statements are subject to inherent risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, NIC’s ability to successfully integrate into its operations recently awarded eGovernment contracts; NIC's ability to implement its new portal contracts in a timely and cost-effective manner; the possibility of security breaches through cyber attacks; general economic conditions; and the other important cautionary statements and risk factors described in NIC's 2012 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2013, as updated in subsequent periodic reports.  Any forward-looking statements made in this release speak only as of the date of this release. NIC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIC Inc.

Date:	September 9, 2013	/s/ Stephen M. Kovzan
Stephen M. Kovzan
Chief Financial Officer